Exhibit 10.7
AZZ INCORPORATED
STOCK APPRECIATION RIGHTS

AWARD AGREEMENT

This Award, granted on ________________ (“Grant Date”), by AZZ incorporated, a Texas corporation (hereinafter called the “Corporation”), to ________________ (the “Participant) is subject to the terms and conditions of the 2014 Long Term Incentive Plan, as amended from time to time (the “2014 Plan”), and this Award Agreement. All terms, conditions and restriction of the 2014 Plan are incorporated in this Award Agreement and made a part hereof as if stated herein.

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the 2014 Plan, effective as of July 8, 2014, with the objective of advancing the best interests of the Corporation and its shareholders in order to attract, retain and motivate key employees with additional incentives through the award of Stock Appreciate Rights.

NOW, THEREFORE, it is agreed as follows:

1. Award of Stock Appreciation Rights.

(a)    Award. The Corporation hereby grants to the Participant _________ Stock Appreciation Rights (“SARs”), subject to the terms, conditions and restrictions set forth herein and in the 2014 Plan, consisting of the right to receive, upon exercise of each SAR, shares of Common Stock with a Fair Market Value equal to the excess of the Fair Market Value of one share of Common Stock on the date of such exercise minus the Fair Market Value of one share of Common Stock on the Effective Date of this grant ($_____) (the “Grant Price”), subject to substitution of cash in lieu of shares pursuant to paragraph 2 (collectively, the “SAR Payment Value”). Such SARs are referred to herein as the “Award.”

(b)    2014 Plan. The Award and this Award Agreement are each subject to all of the terms, conditions and restrictions set forth in the 2014 Plan. In the event of a conflict between the Award Agreement and the 2014 Plan, the 2014 Plan shall prevail. Terms that are capitalized but not defined herein shall have the same meaning ascribed to such terms in the 2014 Plan.

(c)    Rights to Common Stock. Prior to the exercise and registration of such shares of Common Stock as described in paragraph 2, holders of the Award shall have none of the rights of a shareholder with respect to the shares of Common Stock issuable upon exercise of any SARs comprising the Award (including, but not limited to, any voting or tender rights and any right to receive dividends in cash or other property or other distribution or rights in respect of such shares) except as otherwise provided in this Award Agreement or the 2014 Plan.

2. Vesting and Exercise of Award.

(a)    Vesting. The Award shall be subject to forfeiture until the Participant becomes vested in such Award as described in this Award Agreement. On each of the first two anniversaries of the Grant Date (each, a “Vesting Date”), one-third (1/3) of the SARs granted hereby shall vest, and on the third anniversary of the Grant Date (the “Final Vesting Date”), any of such SARs that are not yet vested shall vest, such that on the Final Vesting Date, all of the SARs granted hereby shall be vested, in each case to the extent, and solely to the extent, that the Participant remains continuously employed by the Corporation or an Affiliate or serves on the Board, as applicable, through each Vesting Date and the Final Vesting Date, as applicable. Notwithstanding the foregoing, the SARs granted hereby may otherwise vest earlier pursuant to the 2014 Plan. Unless vested in accordance with the foregoing, unvested SARs shall be forfeited upon the termination of a Participant’s employment with the Corporation and all Affiliates.

(b)    Exercise Period. Once any SARs granted hereby are vested pursuant to this Award Agreement or the 2014 Plan, such vested SARs may be exercised by the Participant during the period of time (the “Exercise Period”) beginning on the first anniversary of the Grant Date and ending on the seventh anniversary of the Grant Date (the “Expiration Date”), subject to the limitation that such SARs shall vest and become exercisable only if the Participant remains continuously employed by the Corporation or its Affiliates or serves on the Board, as applicable, through each Vesting Date (it being understood that the right to exercise the SARs shall be cumulative, so that the Participant may exercise on or after any Vesting Date and during the remainder of the Exercise Period that number of SARs which the Participant was entitled to exercise, but did not exercise, during any preceding period or periods). If the Participant terminates employment with the Corporation or any Affiliate, any unexercised, vested SARs may be exercised after such termination and prior to the Expiration Date only to the extent provided by Sections 14(b)-(d) of the 2014 Plan.

(c)     Method of Exercise. The Participant (or his or her representative, guardian, devisee or heir, as applicable) may exercise all or any portion of the SARs that have become vested and exercisable in accordance with the terms hereof by giving written notice of exercise to the Corporation, in a form satisfactory to the Committee, specifying the number of SARs to be exercised. The SARs may not be exercised for less than one (1) SAR.

(d)     Payment of Awards. Upon exercise of all or any portion of the SARs comprising the Award, the Corporation shall electronically register one or more shares of Common Stock in the Participant’s name with an aggregate value equal to the SAR Payment Value with respect to each such SAR being exercised, provided that, notwithstanding paragraph 1 or any other provision herein to the contrary, the Committee, in its sole discretion, may elect to cause the Corporation to pay the Participant in cash, in an amount equal to the SAR Payment Value with respect to the SARs being so exercised, in lieu of such registration of Common Stock. If and to the extent that payment of the SAR Payment Value through registration of shares of Common Stock would require the registration of fractional shares of Common Stock, such SAR Payment Value shall be rounded down to whole shares of Common Stock and cash shall be provided for any fractional share value. Upon registration (or issuance) of any shares of Common Stock hereunder, the Participant may be required to enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws or the 2014 Plan.

3. Administration. Any decision, interpretations or determinations made or actions taken by the Corporation, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of this Award Agreement or the 2014 Plan shall be within the sole and absolute discretion of the Corporation, the Board or the Committee, as the case may be, and shall be final and conclusive upon all persons.

4. Governing Law. The 2014 Plan and this Award Agreement are each governed by and subject to the laws of the United States of America. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Award and any rights under the 2014 Plan shall be determined in accordance with the laws of the State of Texas.

5. Notices. Any notice to be given to the Corporation under this Award Agreement shall be addressed to the Corporation in care of its Chief Legal Officer at the Corporation’s then current corporate headquarters unless the Corporation, in writing or electronically, directs the Participant otherwise. Any notice to be given to the Participant under the terms of this Award Agreement may be addressed to him or her at his or her address as it appears on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other party.

6. Discretionary Nature of Award. The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of awards or benefits in lieu of awards in the future. Future grants, if any, and the terms thereof will be at the sole discretion of the Corporation. The Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy payment in lieu of notice, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

7. Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or assigns of the Corporation.

8. Non-Transferability. The Award granted under this Award Agreement shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death.

9. Amendments. The Committee may at any time alter or amend this Award Agreement to the extent (1) permitted or required by law, (2) permitted or required by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (3) permitted or required under applicable provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (including Rule 16b-3 thereof).

10. For U.S. Participants Only. To the extent the Participant is a resident of the United States of America and has not previously signed a noncompete agreement for the benefit of the Corporation or its Affiliates, then the Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date to sign and return such a noncompete agreement in the form provided to such Participant by the Corporation. If the U.S. Participant does not sign and return such noncompete agreement on or before the end of such one hundred twenty (120)-day period, then this Award Agreement and the grant of the Award shall not be binding on and shall be voidable by the Corporation, in which case neither this Award Agreement nor the Award shall have any further force or effect.

11. Section 409A of the Code. The Award is intended to be exempt from section 409A of the Code because the Grant Price is not less than the Fair Market Value of a share of Common Stock on the grant date.

12. Acceptance of Award Terms and Conditions. The Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date of this Award to sign and return this Award Agreement as evidence of the Participant’s acceptance of the terms and conditions of this Award.

13. Invalidity and Enforceability. The provisions of this Award Agreement are severable and if one or more of the provisions of this Award Agreement shall be held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable; provided, however, that, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the 2014 Plan.

14. Participant Acknowledgment of Conditions. The Participant understands, acknowledges and agrees to the following conditions with respect to the Award granted to the Participant under this Award Agreement:

(a)     No claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Participant’s employment by the Corporation or an Affiliate of the Corporation (the “Employer”) (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Corporation or the Employer, waive his or her ability, if any, to bring any such claim, and releases the Corporation and the Employer from any such claim.

(b)     In the event of termination of the Participant’s employment (whether or not in breach of local labor laws and except as otherwise explicitly provided in the Award Agreement of the 2014 Plan), the Participant’s right with respect to the SARs comprising the Award, including with respect to the vesting and exercise thereof, will terminate at the end of the applicable period specified in Sections 14(b)-(d) of the 2014 Plan and will not be extended by any notice period mandated under local law (i.e., active employment would not include a period of “garden leave” or similar period pursuant to local law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Award.

(c)     The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding participation in the 2014 Plan or the Participant’s acquisition or sale of any shares of Common Stock issuable upon exercise of the SARs comprising the Award. Further, the Participant is advised to consult with his or her own advisors regarding participation in the 2014 Plan before taking any action related to the 2014 Plan. Regardless of any action the Corporation or the Employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the 2014 Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Corporation or the Employer.

(d)     The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement (including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or details of the Award or any other entitlement to shares awarded, canceled, vested, unvested or outstanding (the “Data”) by and among, as applicable, the Participant’s Employer, the Corporation, and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the 2014 Plan.

(e)     The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the 2014 Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the Participant’s country may have different data privacy laws and protections than the country or countries in which such recipients are located. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the 2014 Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon exercise of the SARs comprising the Awards may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the 2014 Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.

(f)     The Corporation reserves the right to impose other requirements (including the execution of additional agreements or undertakings) on the Participant’s participation in the 2014 Plan, on the Award and on any shares of Common Stock acquired under the 2014 Plan, to the extent the Corporation determines it is necessary or advisable in order to comply with local law or facilitate the administration of the 2014 Plan.

(g)     The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the 2014 Plan by electronic means. The Participant hereby consents to receive such documents by on-line delivery and agrees to participate in the 2014 Plan through an on-line or electronic system established and maintained by the Corporation or a third-party designated by the Corporation.

(h)     The Participant certifies that he or she has received and read a copy of the 2014 Plan and understands and agrees to the terms, conditions and restrictions set forth in the 2014 Plan, the provisions of this Award Agreement and any other applicable documents (including any country-specific terms applicable to the Participant’s Award).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

AZZ INCORPORATED

By _____________________________
Name:
Title:

PARTICIPANT:

________________________________
Name:

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